Exhibit 10.2

INVESTMENT ADVISORY AGREEMENT

BETWEEN

APS BDC, LLC

AND

CHS (US) MANAGEMENT LLC

This INVESTMENT ADVISORY AGREEMENT (the “Agreement”) is made this 2nd day of January, 2026, by and between APS BDC, LLC, a Delaware limited liability company (the “Company”), and CHS (US) Management LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Company operates as a closed-end non-diversified management investment company;

WHEREAS, the Company intends to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Adviser is in the business of providing advice regarding the investment and reinvestment of assets and securities;

WHEREAS, the Adviser and the Company are both wholly owned by a common parent; and

WHEREAS, the Company desires to retain the Adviser to furnish investment advisory services to the Company on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services.

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

1.	Duties of the Adviser.

(a)

The Company hereby retains the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Company’s board of directors (the “Board”), for the period and upon the terms herein set forth, in accordance with (i) then-current investment objectives and strategies, policies, and restrictions that are set forth in the Company’s registration statement on Form 10 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”), and, to the extent subsequent to the effective date of the Registration Statement, any periodic report filed with the SEC that reflects different investment objectives and strategies, policies, and restrictions, whichever is filed or prepared, as the case may be, later; (ii) the 1940 Act and all other applicable federal and state laws, rules and regulations; (iii) in the Company’s limited liability company agreement (the “Operating Agreement”), as may be amended from time to time, and (iv) any other restrictions set forth by parent entities of the Adviser in investment mandates applicable to the Adviser. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, (i) formulate and implement the Company’s investment program; (ii) determine the composition of the portfolio of the Company, the nature and timing of the changes therein, and the manner of implementing such changes; (iii) identify/source, research, evaluate, and negotiate the structure of the investments made by the Company (“Portfolio Investments”) (including performing due diligence on prospective portfolio companies); (iv) execute, close, service, and monitor the Company’s investments, including the exercise of any rights in its capacity as a lender; (v) determine the securities and other assets that the Company will originate, purchase, retain, or sell and dispose of such securities and other assets, as appropriate; (vi) exercise voting rights in respect of portfolio securities and other investments for the Company; and (vii) provide the Company (and its subsidiaries) with such other investment advisory, research, and related services as the Company may, from time to time, reasonably require for the investment of its funds. Subject to the supervision of the Board, the Adviser shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for and the purchase or sale transactions on behalf of the Company and its subsidiaries from time to time. In the event that the Company determines to acquire debt financing, the Adviser shall arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board. If it is necessary for the Adviser to make investments on behalf of the Company through a subsidiary of the Company or a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such subsidiary or special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the 1940 Act).

(b)	The Adviser hereby accepts such engagement and agrees during the term hereof to render the services described herein for the compensation provided herein.

(c)

The Adviser, subject to the prior approval of the Board and, to the extent required, the holders of units of limited liability company interests of the Company (“Members”), may from time to time enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) as the Adviser may believe to be particularly fitted to assist it in the performance of this Agreement; provided, however, that the compensation of any Sub-Adviser shall be paid by the Adviser, and that the Adviser shall be as fully responsible to the Company for the acts and omissions of any Sub-Adviser as it is for its own acts and omissions. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the 1940 Act and other applicable federal and state law.

(d)

The Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(e)

The Adviser shall keep and preserve for the period required by the 1940 Act any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records in accordance with Section 31(a) of the 1940 Act, and the rules and regulations promulgated thereunder, with respect to the Company’s portfolio transactions, and shall render to the Board such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Company are the property of the Company and shall surrender promptly to the Company any such records upon the Company’s request, provided that the Adviser may retain a copy of such records.

2.	Company’s Responsibilities and Expenses Payable by the Company.

(a)

All investment professionals of the Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser and not by the Company. The Company shall bear all other out-of-pocket costs and expenses of its operations and transactions, including, without limitation, those relating to: (i) organization and offering of the units of limited liability company interests of the Company (the “Units”); (ii) the Company’s fees and expenses related to the wind down and/or liquidation and dissolution of the Company; (iii) calculating the Company’s net asset value (including the cost and expenses of any independent valuation firm); (iv) fees and expenses payable to third parties, including agents, consultants, or other advisers, in connection with monitoring financial and legal affairs for the Company and in providing administrative services, monitoring the Company’s investments, and performing due diligence on the Company’s prospective portfolio investments or otherwise relating to, or associated with, evaluating and making investments; (v) fees and expenses incurred in connection with debt, if any, incurred to finance the Company’s investments or operations, and payment of interest and repayment of principal on such debt; (vi) fees and expenses related to sales and repurchases of the Common Shares and other securities; (vii) investment advisory and management fees; (viii) administration fees, if any, payable under the administration agreement (the “Administration Agreement”) between the Company and the Adviser, in its role as the administrator of the Company (the “Administrator”); (ix) transfer agent, sub-administrator, and custodial fees; (x) expenses relating to the issue, repurchase and transfer of Units to the extent not borne by the relevant transferring Members and/or assignees; (xi) federal and state registration fees; (xii) all costs associated with a Public Listing (as defined in Section 3(a)(i)); (xiii) federal, state and local taxes and other governmental charges assessed against the Company; (xiv) independent directors’ fees and expenses and the costs associated with convening a meeting of the Board or any committee thereof; (xv) fees and expenses and the costs associated with convening a meeting of the Members or holders of any preferred stock, as well as the compensation of an investor relations professional responsible for the coordination and administration of the foregoing; (xvi) costs of preparing and filing reports or other documents required by the SEC, the Financial Industry Regulatory Authority, or other regulators; (xvii) costs of any reports, proxy statements, or other notices to Members, including printing and mailing costs; (xviii) costs and expenses related to the preparation of the Company’s financial statements and tax returns; (xix) the Company’s allocable portion of the fidelity bond, directors’ and officers’/errors and omissions liability insurance, and any other insurance premiums; (xx) direct costs and expenses of administration, including printing, mailing, long distance telephone, and copying; (xxi) independent auditors and outside legal costs, including legal costs associated with any requests for exemptive relief, “no-action” positions, or other guidance sought from a regulator pertaining to the Company; (xxii) compensation of other third-party professionals, to the extent they are devoted to preparing the Company’s financial statements or tax returns or providing similar “back office” financial services to the Company; (xxiii) Adviser costs and expenses (excluding travel) in connection with identifying and investigating investment opportunities for the Company, monitoring the investments of the Company and disposing of any such investments; (xxiv) portfolio risk management costs; (xxv) commissions or brokerage fees or similar charges incurred in connection with the purchase or sale of securities (including merger fees) and other assets; (xxvi) costs and expenses attributable to normal and extraordinary investment banking, commercial banking, accounting, auditing, appraisal, valuation, administrative agent activities, custodial and registration services provided to the Company, including, in each case, services with respect to the proposed purchase or sale of securities by the Company that are not reimbursed by the issuer of such securities or others (whether or not such purchase or sale is consummated); (xxvii) costs of amending, restating or modifying the Operating Agreement, this Agreement, the Administration Agreement, or related documents of the Company or related entities; (xxviii) fees, costs, and expenses incurred in connection with any restructuring, initial public offering, or reorganization of the Company or related entities, the termination, liquidation, or dissolution of the Company or related entities, or the required redemption of all or substantially all outstanding Common Shares (including the fees and expenses associated with any such transaction); (xxix) the expense reimbursements set forth in the Administration Agreement; and (xxx) all other properly and reasonably chargeable expenses incurred by the Company or the Administrator in connection with administering the Company’s business, including rent and the allocable portion of the cost of the Company’s Chief Compliance Officer and Chief Financial Officer and their respective staffs. Notwithstanding the foregoing, the Adviser shall have the right, from time to time in its sole discretion, to waive all or a portion of the costs and expenses due and payable to the Adviser by the Company pursuant to this Section 2(a).

(b)

For the avoidance of doubt, the Adviser or its affiliates shall be solely responsible for any placement or “finder’s” fees payable to any placement agents engaged by the Adviser or its affiliates on behalf of the Company in connection with the offering of securities by the Company.

3.	Compensation of the Adviser.

The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and a performance fee (“Performance Fee”) as hereinafter set forth. The cost of both the Base Management Fee and the Performance Fee will ultimately be borne by the Company’s Members. The Company shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct. The Adviser may agree to temporarily or permanently waive, in whole or in part, the Base Management Fee and/or the Performance Fee. Certain capitalized terms used in this Section 3 are defined in Section 3(d) below.

(a)

Base Management Fee. The Base Management Fee shall be payable quarterly in advance and shall be appropriately prorated for any partial quarter, if any. The Base Management Fee shall be calculated at an annual rate of (1) 1.50% of the gross asset value of the Aranda Non-Seed Portfolio (as defined below) and the Aranda Seed Portfolio (as defined below) assets acquired after April 1, 2024, subject to certain exceptions (the Aranda Non-Seed Portfolio assets and such Aranda Seed Portfolio assets collectively, the “New Aranda Portfolio”) and (2) 1.25% of the gross asset value of the Aranda Seed Portfolio assets acquired prior to April 1, 2024, subject to certain exceptions (such assets, the “Legacy Aranda Portfolio”) and excluding cash and cash equivalents, both as of the first day of the each fiscal quarter and payable at the beginning of such fiscal quarter. In addition, the Base Management Fee will include an amount equal to an annual rate of 1.0% of net invested capital in the OHA Originated Loans (as defined below), subject to certain step-downs.

(b)	Performance Fee. The Performance Fee shall consist of two parts, as described below:

(i)

The first part of the Performance Fee (the “Investment Income Allocation”) shall be calculated and payable annually in arrears based on the Company’s Investment Income (as defined below) attributable to the loans or other portfolio assets (x) contained in the Aranda Seed Portfolio and (y) originated by the Adviser and exclusive of the Aranda Seed Portfolio (the “Aranda Non-Seed Portfolio” and collectively with the Aranda Seed Portfolio, the “Aranda Assets”) for the immediately preceding fiscal year. The Company shall pay the Adviser an Investment Income Allocation with respect to the Company’s Investment Income in each fiscal year as follows:

A.

The Investment Income Allocation in any fiscal year shall be zero unless the Company’s Investment Income for the fiscal year exceeds the product of six percent (6%) per annum times the average of the net asset value of the Company (including cash and cash equivalents), in ease case attributable to the Aranda Assets, as of the last day of each quarter of the applicable fiscal year (the “Aranda Hurdle Amount”). Although the Aranda Hurdle Amount is calculated on an aggregate basis across the New Aranda Portfolio and

Legacy Aranda Portfolio, for purposes of the remainder of this Section 3(b), the Aranda Hurdle Amount for any fiscal year will be apportioned between the New Aranda Portfolio and Legacy Aranda Portfolio pro rata based on their respective net asset values as of the commencement of the applicable period.

B.

Thereafter, if the Investment Income attributable to the Aranda Assets for the fiscal year exceeds the Aranda Hurdle Amount, the Investment Income Allocation shall equal the sum of the Investment Income Catch-Up (as defined below) plus the Investment Income Remainder (as defined below).

(ii)

The second part of the Performance Fee (the “Capital Gains Allocation”) shall be determined and payable in arrears as of the end of each fiscal year. The Capital Gains Allocation shall be calculated separately for the New Aranda Portfolio and Legacy Aranda Portfolio and shall equal the product of the applicable Performance Fee Percentage (as defined below) multiplied by the Company’s Capital Gains (as defined below), if any, for such assets for such fiscal year.

In addition, the Performance Fee shall include an amount equal to 10.0% multiplied by the OHA Incentive Fee Base (as defined below), calculated annually. The “OHA Incentive Fee Base” is the difference between (x) the incentive fee payable to OHA Private Credit Advisors II, L.P. (the “OHA Adviser”) (the “Applicable OHA Incentive Fee”) divided by 10%, less (y) the Applicable OHA Incentive Fee.

(c)

If, at the end of any fiscal year, the sum of the Company’s Capital Gains in respect of the New Aranda Portfolio plus the Company’s Capital Gains in respect of the Legacy Aranda Portfolio is a negative number (i.e., the Company has Capital Losses (as defined below) when combined across the two sets of assets), then (i) the aggregate amount of such Net Loss (as defined below) will be apportioned between the assets contained in the New Aranda Portfolio and the Legacy Aranda Portfolio pro rata based on their respective net asset values as of the commencement of the applicable period, (ii) the Investment Income Allocation in respect of each such portfolio will be reduced by the allocable portion of any overall Realized Capital Loss (as defined below), multiplied by the applicable Performance Fee Percentage (provided, however, that such reduction will not exceed 15% of the Investment Income Allocation which would have resulted in the absence of this clause (ii)), and (iii) the cost basis for the assets contained in the New Aranda Portfolio and Legacy Aranda Portfolio will be deemed adjusted downwards to reflect the operation of clause (ii), so that Capital Gains will be calculated using the lower deemed cost basis for all future fiscal years. For the avoidance of doubt, (x) any such Capital Loss in a fiscal year will not reduce the Performance Fee in any subsequent fiscal year and (y) any Capital Loss realized in any fiscal year shall first be taken into account in reducing the Capital Gains Allocation before reducing the Investment Income Allocation.

(d)	For purposes of Section 3:

“Additional Co-Investment” shall mean opportunities for the Company to co-invest alongside certain funds managed by OHA Adviser or its affiliates in a particular investment to the extent that the investment opportunity exceeds available OHA account capital.

“Aranda Formation Transaction” shall mean the acquisition of a portfolio of assets by the Company through the contribution of 100% of the equity of CHS BDC 2 LLC, its subsidiaries and affiliates, on or around January 2, 2026.

“Aranda Non-Seed Portfolio” shall mean any loans or other portfolio investments originated by the Adviser exclusive of the Aranda Seed Portfolio.

“Aranda Originated Loans” shall mean the Aranda Seed Portfolio and the Aranda Non-Seed Portfolio, excluding cash and cash equivalents.

“Aranda Seed Portfolio” shall mean the loans or other portfolio investments that the Company will acquire through the Aranda Formation Transaction, other than the OHA Seed Portfolio.

“Capital Gains” shall be calculated with respect to a given period and calculated separately for the assets contained in the New Aranda Portfolio and Legacy Aranda Portfolio and means realized gains in respect of such assets during the period, less all realized losses in respect of such assets and unrealized losses in respect of such assets based on reductions in the value of such assets during such period, in each case by the Company and/or any subsidiary of the Company; provided, that, without duplication, any repayment of principal or return of capital with respect to a Portfolio Investment shall not be considered as Capital Gains until the cumulative amount of any such repayment of principal or return of capital in respect of such Portfolio Investment exceeds the original principal amount actually invested in such Portfolio Investment (or, if applicable, the sum of (A) its cost basis (as adjusted pursuant to this definition) and (B) 100% of the Uncaptured Loss in respect of such Portfolio Investment). For the avoidance of doubt, Capital Gains will not be calculated net of expenses of the Company (including, for the avoidance of doubt, any Base Management Fees), as all expenses of the Company will be deducted from Investment Income. In the event of any unrealized loss in respect of a Portfolio Investment, or that any amounts above constitute a repayment of principal or return of capital of a portion of the capital invested into the applicable Portfolio Investment, the cost basis for such Portfolio Investment and the proportionate amount of the Uncaptured Loss for such Portfolio Investment, if any, will be deemed adjusted downwards to reflect such unrealized loss, repayment of principal or return of capital, as applicable, so that Capital Gains will be calculated using the lower deemed cost basis and reduced amount of Uncaptured Loss for all future periods. The cost basis for a Portfolio Investment will be deemed adjusted upwards to reflect any previously accrued Constructive Income that actually gave rise to an Investment Income Allocation; provided that, for the avoidance of doubt, such upward adjustment shall not be deemed to have been made in the event such Constructive Income did not actually give rise to an Investment Income Reallocation, in which case the amount of such Constructive Income shall be treated instead as realized gain (based on the original principal amount actually invested in such Portfolio Investment) upon a repayment of the Portfolio Investment, and; provided, that, for the further avoidance of doubt, any item of repayment of principal, return of capital or gain will not be subject to both an Investment Income Reallocation and a Capital Gains Allocation. If Capital Gains is a negative number, it will be referred to as a negative Capital Gain or also as a “Capital Loss.”

“Investment Income” which is calculated with respect to a given period and calculated separately for the New Aranda Portfolio and Legacy Aranda Portfolio, means all interest (including the relevant portion of any amounts which constitute payment of both interest and principal), dividends, cash yield and other income (including accrued income with respect to original issue discount (“OID”), payment-in-kind (“PIK”) interest or other accrued income and zero-coupon securities (collectively, “Constructive Income”)) received or realized (or, solely with respect to Constructive Income, accrued) by the Company and by any of its subsidiaries with respect to the Aranda Originated Loans, but excludes any realized capital gains/losses and any capital appreciation or depreciation, and is calculated net of Base Management Fees actually used by the Adviser to satisfy expenses (but excluding amounts of any excess Base Management Fees) and all other expenses of the Company attributable to the Aranda Originated Loans (and, for the avoidance of doubt, other than those attributable to the OHA Originated Loans, including amounts payable to the OHA Adviser pursuant to the advisory agreement with the OHA Adviser). Any such expenses which are not directly attributable to a given portfolio investment shall be apportioned between New Aranda Portfolio and Legacy Aranda Portfolio pro rata based on their relative net asset value as of the commencement of the applicable period.

“Investment Income Catch-Up” shall mean an amount, calculated separately for the New Aranda Portfolio and Legacy Aranda Portfolio, equal to the lesser of (x) the Investment Income of the New Aranda Portfolio or Legacy Aranda Portfolio (as applicable), less the Aranda Hurdle Amount applicable thereto, and (y) the remainder of (I) the applicable Aranda Hurdle Amount divided by the remainder of (A) one hundred percent (100%), less (B) the applicable Performance Fee Percentage, less (II) the applicable Aranda Hurdle Amount.

“Investment Income Remainder” shall mean an amount, calculated separately for the New Aranda Portfolio and Legacy Aranda Portfolio, equal to the product of (1) the remainder of (A) the Investment Income of the New Aranda Portfolio or Legacy Aranda Portfolio (as applicable) during the applicable fiscal year, less (B) the sum of the Aranda Hurdle Amount in respect of such assets plus the Investment Income Catch-Up in respect of such assets, multiplied by (2) the applicable Performance Fee Percentage in respect of such assets.

“OHA Commitment” shall mean the $500.00 million committed by CHS US Investments LLC to be managed by the OHA Adviser.

“OHA Originated Loans” shall mean any loans or other portfolio investments derived from investment of the OHA Commitment, including Additional Co-Investments and including loans or other portfolio investments derived from investment of the proceeds of OHA Originated Loans pursuant to any recycling rights under the OHA Commitment.

“OHA Seed Portfolio” shall mean a portion of the private credit assets provided by a wholly owned subsidiary of CHS US Investments LLC in exchange for Units having an aggregate net asset value equal to the aggregate net asset value of the assets so contributed that an affiliate of the OHA Adviser currently manages as a separately managed account for a wholly owned subsidiary of the Member that the Fud will acquire in a contribution of an affiliated fund into the Company.

“Performance Fee Percentage” means, with respect to the Members, (i) 15% with respect to the Legacy Aranda Portfolio and (ii) 17.5% with respect to the New Aranda Portfolio.

“Realized Capital Loss” means a Capital Loss taking into account only realized gains, realized losses, and, without duplication, Uncaptured Losses in respect of a Portfolio Investment in the period such asset is realized.

“Seed Portfolio” means the Aranda Seed Portfolio and the OHA Seed Portfolio.

“Uncaptured Loss” means the excess, if any, of (i) the aggregate amount of unrealized losses for any period, over (ii) the difference between (a) realized gains for such period less (b) realized losses for such period, and such Uncaptured Loss shall be allocated to each Portfolio Investment pro rata to the relative contribution by such Portfolio Investment to the aggregate unrealized losses for the period

4.	Covenants of the Adviser.

The Adviser covenants and agrees that its activities shall at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5.	Limitations on the Employment of the Adviser.

The services of the Adviser to the Company are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment-based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer, or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. While information and recommendations supplied to the Company shall, in the Adviser’s judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the Company, they may be different from the information and recommendations supplied by the Adviser or its affiliates to other investment companies, funds and advisory accounts. The Company shall be entitled to equitable treatment under the circumstances in receiving information, recommendations, and any other services, but the Company recognizes that it is not entitled to receive preferential treatment as compared with the treatment given by the Adviser to any other investment company, fund, or advisory account. It is understood that directors, officers, employees, and members of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, shareholders, members, managers, or otherwise, and that the Adviser and directors, officers, employees, partners, shareholders, members, and managers of the Adviser and its affiliates are or may become similarly interested in the Company as shareholders or otherwise.

6.	Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a manager, partner, officer or employee of the Adviser is or becomes a director, officer, and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, officer, and/or employee of the Adviser shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, officer, or employee of the Adviser or under the control or direction of the Adviser, even if paid by the Adviser.

7.	Portfolio Transactions and Brokerage.

To the extent brokers or dealers are utilized in portfolio transactions for the Company, the Adviser shall endeavor to obtain on behalf of the Company the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors it deems relevant, including price (including the applicable broker commission or dealer spread), size of order, the breadth of the market in the security, the price of the security, the difficulty of the execution, the operational facilities of the broker or dealer and its risk and skill in positioning blocks of securities, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider the “brokerage and research services” (as defined in the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the SEC thereunder) provided to the Company and/or other accounts over which the Adviser or an affiliate of the Adviser exercises investment discretion. The Adviser is authorized to pay a broker or dealer which provides such brokerage and research services a commission for executing a portfolio transaction for the Company which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Adviser to the Company’s portfolio, and constitutes the best net results for the Company.

8.	Limitation of Liability of the Adviser; Indemnification.

The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Adviser, including, without limitation, its members) shall not be liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation or payments for services), and the Company shall indemnify, defend, and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Adviser, including, without limitation, its members, each of whom shall be deemed a third-party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation, or other proceeding (including an action or suit by or in the right of the Company or the Members) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the preceding sentence of this Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against, or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or the Members to which the Indemnified Parties would otherwise be subject by reason of criminal conduct, willful misfeasance, bad faith, or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder).

9.	Effectiveness, Duration and Termination of the Agreement.

(a)

This Agreement shall become effective as of the date first written above. The provisions of Section 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as set forth in this Section 9, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration and Section 8 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.

(b)

The Agreement shall continue in effect for two years from the date hereof and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A) the affirmative vote of a majority of the Board, or by the affirmative vote of a majority of the outstanding voting securities of the Company, and (B) the affirmative vote of a majority of the directors who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of the Company, the Adviser, or their respective affiliates (the “Independent Directors”), in accordance with the requirements of the 1940 Act.

(c)

This Agreement may be terminated at any time, without the payment of any penalty, upon not more than 60 days’ written notice, by: (i) the affirmative vote of a majority of the outstanding voting securities of the Company, (ii) the affirmative vote of a majority of the Board, including a majority of the Independent Directors, or (iii) the Adviser.

(d)	This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act).

10.	Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such party may designate in writing and shall be deemed to have been given when personally delivered, mailed by certified mail, return receipt requested, sent by reliable overnight courier, or transmitted by electronic facsimile or electronic mail to the principal office of the Adviser or the Company, as the case may be.

11.	Waiver.

Nothing contained in this Agreement shall constitute a waiver by the Company of any of its legal rights under the applicable U.S. federal securities laws or any other laws whose applicability is not permitted to be contractually waived.

12.	Severability.

In the event that any provision or portion of this Agreement is determined to be invalid, illegal or unenforceable for any reason, in whole or in part, the remaining provisions or portion of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by applicable law.

13.	Amendment.

This Agreement may be amended by mutual consent, but the consent of the Company must be obtained in conformity with the requirements of the 1940 Act.

14.	Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the 1940 Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the 1940 Act, the latter shall control.

15.	Miscellaneous.

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

16.	Counterparts.

This Agreement may be executed in counterparts and delivered in .pdf or other electronic form by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date written above.

APS BDC, LLC

By:	/s/ Eric Muller
Name: Eric Muller
Title: Chief Executive Officer

CHS (US) MANAGEMENT LLC

By:	/s/ Michael Sabbah
Name: Michael Sabbah
Title: Authorized Signatory

[Signature page to APS BDC, LLC / CHS (US) Management LLC Investment Advisory Agreement]